Exhibit 10.6

SECOND AMENDMENT
TO
PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (this "Second Amendment") is made as of this 31st day of January, 2010, by and between TPG, L.L.C. a Louisiana limited liability company ("Seller") and ASSURED PHARMACY, INC., a Nevada corporation ("Buyer"), and amends that certain Purchase Agreement dated as of December 15, 2006 by and between Seller and Buyer, as amended (the "Purchase Agreement").

WITNESSETH

WHEREAS, Seller and Buyer desire to amend the Purchase Agreement in order to revise the payment terms for amounts due related to the purchase of the Seller’s Shares, and to set forth additional terms related to such purchase.

NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.           Defined Terms.  Capitalized terms used but not defined in this Second Amendment shall have the meanings given to them in the Purchase Agreement.

2.           Amendment.  Section 1(B) is hereby amended and restated in its entirety as follows:

(B)           The sum of $460,000 is payable or was paid as follows:

(i)        $15,000 was paid on or before December 15, 2006;

(ii)       Eleven (11) consecutive monthly installments of $5,000 was paid on or before the 15th of each month commencing in January 2007 through November 2007;

(iii)      Twelve (12) consecutive monthly installments of $15,000 was paid on or before the 15th of each month commencing in December 2007 through November 2008;

(iv)      One (1) monthly payment of $5,000 was paid on December 15, 2008;

(v)       The outstanding balance of $205,000 together with interest at the rate of prime plus 2% per annum commencing from December 15, 2006 is payable as follows:

(a)     One (1) payment of $5,000 payable upon execution of this Second Amendment;

(b)     Five (5) consecutive monthly installments of $2,500 payable on or before the 15th of each month commencing in February 2011 through June 2011;

(c)      Six (6) consecutive monthly installments of $5,000 payable on or before the 15th of each month commencing in July 2011 through December 2011;

(d)     Six (6) consecutive monthly installments of $10,000 payable on or before the 15th of each month commencing in January 2012 through June 2012; and

(e)     Remaining balance, including all interest due, payable on or before July 15th, 2012.

3.            Exclusive Venue. Any and all disputes arising out of or relating to this Second Amendment or the Purchase Agreement will be brought, heard, and determined exclusively in the Federal District Court for the Eastern District of Louisiana.  Both Parties consent to venue in such courts and waive and relinquish any right to assert that any action instituted by the other party in any such court is in the improper venue or should be transferred to a more convenient forum.

4.            Certificate Delivery. Upon execution of this Second Amendment, Buyer shall cause the Ownership Interest Certificate to be delivered to Seller after it has been re-issued in Buyer’s name. Further, the Ownership Interest Certificate shall bear the following legend: “Pledged in accordance with the security agreement pursuant to the Purchase Agreement originally entered into as of December 15, 2006, amended as of July 15, 2009 and amended once again as of January __, 2011.”

5.            Waiver. Seller hereby waives any and all prior defaults, late fees or other claims for obligations of Buyer that may have accrued under the Purchase Agreement or the Promissory Note between the Parties dated December 15, 2006, prior to the execution of this Second Amendment.

6.            Miscellaneous.

 (a)           No Other Amendments.  Except as specifically set forth in this Second Amendment, the Purchase Agreement shall remain in full force and effect.  Each of the Parties acknowledges and agrees that the changes to the Purchase Agreement effected by this Second Amendment are intended to be structural only and that nothing contained in this Second Amendment is intended to, nor will anything contained in this Second Amendment be deemed or construed to, modify the substantive rights and obligations, economic and otherwise, of the Parties as set forth in the Purchase Agreement prior to this Second Amendment.

(b)           References.  All references to the Purchase Agreement in the Purchase Agreement or any document or instrument executed or delivered pursuant thereto shall be deemed to be a reference to the Purchase Agreement as amended by this Second Amendment.

(c)           Amendment and Waiver.  This Second Amendment may only be amended if such amendment is set forth in a writing executed by Seller and Buyer.  No waiver of any provision of this Second Amendment shall be binding unless such waiver is in writing and signed by the Party against whom such waiver is to be enforced.  No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Second Amendment or to exercise any right or remedy consequent upon a breach thereof will constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

(d)           Severability.  Whenever possible, each provision of this Second Amendment will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Second Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Second Amendment.

(e)           No Strict Construction.  The language used in this Second Amendment will be deemed to be the language chosen by the Parties to express their mutual intent.  In the event an ambiguity or question of intent or interpretation arises, this Second Amendment will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Second Amendment.

 [Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

TPG, L.L.C.
By: /s/ William Davis William Davis, Manager

ASSURED PHARMACY, INC.
By: /s/ Robert DelVecchio Robert DelVecchio, Chief Executive Officer

ALLONGE
TO PROMISSORY NOTE

THIS ALLONGE TO PROMISSORY NOTE (this “Allonge”) is made effective as of January __, 2011, by and between TPG, L.L.C. a Louisiana limited liability company ("Holder") and ASSURED PHARMACY, INC., a Nevada corporation ("Maker").

RECITALS

A.
The Maker has issued the Promissory Note dated December 15, 2006 (the “Note”), pursuant to which the Maker agreed to pay to the Holder the principal amount of Four Hundred Sixty Thousand Dollars ($460,000), payable as set forth in the Note.

B.	The Maker and the Holder mutually desire to change the payment terms of the Note.

C.	The Maker and the Holder desire to revise the Note as set forth below.

The Maker and the Holder agree as follows:

1.            Amendment of the Note.  The Note is hereby amended as follows:

1.1          Sections (i)-(iv).  Sections (i)-(iv) of the Note are hereby deleted in its entirety and replaced with the following:

(i)        All payments shall be made as set forth in the certain Purchase Agreement dated December 15, 2006 between Maker and Holder, as such may be amended from time to time (the “Purchase Agreement”).

2.             Ratification.  Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Note.  Holder hereby waives any and all prior defaults, late fees or other claims for obligations of Maker that may have accrued under the Purchase Agreement or the Note prior to the execution of this Allonge. Except as otherwise provided in this Allonge, all terms and conditions previously set forth in the Note shall remain in effect as set forth therein. If this Allonge and the Note are inconsistent, the terms of this Allonge supersede the terms of the Note, but only to the extent necessary to satisfy the purpose of this Allonge.  Each party represents to the other that it has the full authority to execute, deliver and perform this Allonge in accordance with its terms.

[Signatures follow]

A - 1

The parties have executed this Allonge as of January 31, 2011.

TPG, L.L.C.
By: /s/ William Davis William Davis, Manager

ASSURED PHARMACY, INC.
By: /s/ Robert DelVecchio Robert DelVecchio, Chief Executive Officer

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